Exhibit 10.18

FOURTH AMENDMENT TO REVOLVING LOAN AGREEMENT

THIS FOURTH AMENDMENT TO REVOLVING LOAN AGREEMENT, dated and effective as of January 30, 2007 (the "Fourth Amendment"), is made and entered into by and between BROWN & BROWN, INC., a Florida corporation (the "Borrower"), and SUNTRUST BANK, a Georgia corporation (the "Lender").

WITNESSETH:

WHEREAS, on or about September 29, 2003, the Borrower and the Lender entered into that certain Revolving Loan Agreement (the "Initial Revolving Loan Agreement") providing for a revolving loan up to the maximum amount of $75,000,000 from the Lender to the Borrower. Subsequently, that Initial Revolving Loan Agreement was amended by virtue of that certain First Amendment To Revolving Loan Agreement (the "First Amendment") dated December 30, 2003, and by virtue of that certain Second Amendment To Revolving Loan Agreement (the "Second Amendment") dated July 15, 2004, and by virtue of that certain Third Amendment to Revolving Loan Agreement (the "Third Amendment") dated December 22, 2006. Hereafter, the term "Initial Revolving Loan Agreement" includes the First Amendment, the Second Amendment, and the Third Amendment; and

WHEREAS, the Borrower has requested the Lender to release from liability for the Facility all Guarantors and to delete from the Initial Revolving Loan Agreement, the provisions thereof referring to or requiring Guarantors, and the Lender is prepared to do so pursuant to the terms of this Fourth Amendment.

NOW, THEREFORE, in consideration of the mutual covenants made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.    Definitions. Unless defined in this Fourth Amendment, capitalized terms contained herein shall have the meaning set forth in the Initial Revolving Loan Agreement.

2.    Deletion of Existing Definitions. The following existing definitions contained in Article I of the Initial Revolving Loan Agreement are hereby deleted:

"Contribution Agreement" means that certain Contribution Agreement by and among the Guarantors, in form acceptable to the Lender.

“Guarantors” shall mean, collectively, all present and future Material Subsidiaries, and their respective successors and permitted assigns.

“Guaranty” shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect to which said Guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guaranty Agreements” shall mean, collectively, the Guaranty Agreement executed by each of the Guarantors from time to time in favor of the Lender in the form reasonably acceptable to Lender as the same may be amended, restated or supplemented from time to time.

"Material Assets" shall mean any assets which are material to the operations of the Consolidated Companies such as, but not limited, to, trademarks, contractual rights, real estate, etc.

"Material Subsidiary" shall mean (a)each Subsidiary designated as such in Schedule 6.1 hereto, and (b) each other Wholly Owned Subsidiary of Borrower, now existing or hereinafter established or acquired, that at any time prior to the Maturity Date, has either (i) at an annualized basis, net income which generates one and one-half percent (1.5%) or more of the Consolidated Net Income; provided, however, if the aggregate net income of the Borrower and its Material Subsidiaries is at any time less than eighty percent (80%) of Consolidated Net Income, then the one and one-half percent (1.5%) trigger set forth herein will be reduced to such a figure so that the aggregate net income of the Borrower and its Material Subsidiaries (based on said reduced trigger amount) is not less than eighty percent (80%) of the Consolidated Net Income of the Borrower, or (ii) any Material Assets.

3.    Amendment of Existing Definitions
. The following existing definitions contained in Article I of the Initial Revolving Loan Agreement are hereby amended as follows:

“Credit Documents” shall mean, collectively, this Agreement and the Note.

“Credit Parties” shall mean, collectively, each of Borrower, and every other Person who from time to time executes a Credit Document with respect to all or any portion of the Obligations.

"Executive Officer" shall mean with respect to any Person, the Chief Executive Officer, the President, any Vice President, Chief Financial Officer, Treasurer, Secretary and any Person holding comparable offices or duties.

"Letter of Credit" shall mean any Standby Letters of Credit or Trade Letters of Credit issued pursuant to Section 2.9 by Lender for the account of the Borrower under the LC Commitment.

4.    Amendments to Initial Revolving Loan Agreement. The Initial Revolving Loan Agreement is hereby amended as follows:

(a)    Section 4.17 captioned "Benefits to Guarantors" is hereby deleted in its entirety.

(b)    Section 6.25 captioned “Guarantors - Income Requirement” is hereby deleted in its entirety.

(c)    Section 7.7(l) captioned "New Material Subsidiaries" is hereby deleted in its entirety.

(d)    Section 7.7(m) captioned "Intercompany Asset Transfers" is hereby deleted in its entirety.

(e)    Section 7.10 captioned “Additional Guarantors” is hereby deleted in its entirety.

(f)    Section 7.11 of the Initial Revolving Loan Agreement captioned “Ownership of Guarantors” is hereby deleted in its entirety.

(g)    Section 8.1(e), containing an exception to the prohibition on Indebtedness, is hereby replaced with "(c) The Intercompany Loans described on Schedule 6.22 and any other loans between any of the Consolidated Companies, not exceeding individually at any time the amount of $500,000 and in the aggregate at any time the amount of $1,000,000 (excluding Intercompany Loans listed on Schedule 6.22)."

(h)    Section 8.3(b), containing an exception to the prohibition on sale or lease of assets, is hereby replaced with "(b) other asset sales (including sales of the Capital Stock of Subsidiaries) between any of the Consolidated Companies."

(i)    Section 8.5(c), containing an exception to the prohibition on Investments relating to Guarantors, is hereby deleted in its entirety, and Section 8.5(b), also containing an exception to the prohibition on Investments, is hereby replaced with "(b) Investments in Subsidiaries, provided however, nothing in this Section 8.5(b) shall be deemed to authorize an investment in any entity that is not a Subsidiary prior to such investment."

(j)    Section 8.17 of the Initial Revolving Loan Agreement captioned “Guaranties” is hereby deleted in its entirety.

(k)    Section 9.10 captioned "Ownership of Credit Parties and Pledged Entities" is hereby deleted in its entirety.

5.    Ratification. Except as modified by this Fourth Amendment, the parties do hereby confirm and ratify the Initial Revolving Loan Agreement. Hereafter, the term “Revolving Loan Agreement” means and includes this Fourth Amendment.

6.    Conflicts Between Term Loan and Revolving Loan. In addition to the term loan evidenced by the Revolving Loan Agreement, the Lender has also extended to the Borrower a separate and distinct term loan which is evidenced by that certain Amended and Restated Revolving and Term Loan Agreement (as amended or modified, the “Term Loan Agreement”) dated January 3, 2001, as amended by that certain First Amendment to Amended and Restated Revolving and Term Loan Agreement dated July 15, 2004, and that certain Second Amendment to Amended and Restated Revolving and Term Loan Agreement dated December 22, 2006, and that certain Third Amendment to Amended and Restated Revolving and Term Loan Agreement of even date herewith. To the extent there is a conflict in the provisions of said Term Loan Agreement and Revolving Loan Agreement in the Articles relating to Affirmative Covenants or Negative Covenants (including any definitions relating to or used in said Affirmative or Negative Covenants), the terms and conditions of the Revolving Loan Agreement shall govern.

Signature Page Follows

SIGNATURE PAGE TO FOURTH AMENDMENT TO REVOLVING LOAN AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Revolving Loan Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

Address for Notices: 220 South Ridgewood Avenue Daytona Beach, Florida 23115-2412 Attention: Cory T. Walker Telephone No.: (386) 239-7250 Telecopy No.: (386) 239-7252	BORROWER: BROWN & BROWN, INC. By: /s/ Cory T. Walker Cory T. Walker, Senior Vice President, Treasurer and Chief Financial Officer

With a copy to:

Laurel L. Grammig
General Counsel
BROWN & BROWN, INC.
3101 West Martin Luther King Jr. Boulevard
Suite 400
Tampa, Florida 33607
Telephone No.: (813) 222-4182
Telecopy No.: (813) 222-4464

Address for Notices: SunTrust Bank Mail Code FL-Orlando-1106 200 South Orange Avenue Tower 10 Orlando, FL 32801 Telephone: (407) 237-4636 Telecopy: (407) 237-4076	LENDER: SUNTRUST BANK By: /s/ Sarah Hudson Anderson Sarah Hudson Anderson, Vice President

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